EXHIBIT G

FORM OF
AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (“Agreement”) is made as of this ___ day of ________, 2007 by and between __________________________, a [Massachusetts business trust/Maryland corporation] (the “Fund”), and ______________________________, a Delaware statutory trust (the “DE Trust”) (the Fund and the DE Trust are hereinafter collectively referred to as the “parties”).

     In consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto agree as follows:

      1. Plan of Reorganization.

            (a) Upon satisfaction of the conditions precedent described in Section 3 hereof, the Fund will convey, transfer and deliver to the DE Trust at the closing provided for in Section 2 (hereinafter referred to as the “Closing”) all of the Fund’s then-existing assets (the “Assets”). In consideration thereof, the DE Trust agrees at the Closing (i) to assume and pay when due all obligations and liabilities of the Fund, existing on or after the Effective Date of the Reorganization (as defined in Section 2 hereof), whether absolute, accrued, contingent or otherwise, including all fees and expenses in connection with this Agreement, which fees and expenses shall, in turn, include, without limitation, costs of legal advice, accounting, printing, mailing, proxy solicitation and transfer taxes, if any (collectively, the “Liabilities”), such Liabilities to become the obligations and liabilities of the DE Trust; and (ii) to deliver to the Fund in accordance with paragraph (b) of this Section 1, full and fractional shares of each series and class of shares of beneficial interest, without par value, of the DE Trust, equal in number to the number of full and fractional shares of the corresponding series and class of shares of beneficial interest, without par value, of the Fund outstanding at the time of calculation of the Fund’s net asset value (“NAV”) on the business day immediately preceding the Effective Date of the Reorganization. The reorganization contemplated hereby is intended to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (“Code”). The Fund shall distribute to the Fund’s shareholders the shares of the DE Trust in accordance with this Agreement and the resolutions of the Board of [Trustees][Directors] of the Fund (the “Board of [Trustees][Directors]”) authorizing the transactions contemplated by this Agreement.

            (b) In order to effect the delivery of shares described in Section 1(a)(ii) hereof, the DE Trust will establish an open account for each shareholder of the Fund and, on the Effective Date of the Reorganization, will credit to such account full and fractional shares of beneficial interest, [par value $0._] [without par value], of the corresponding series and class of the DE Trust equal to the number of full and fractional shares of [beneficial interest][common stock] such shareholder holds in the corresponding series and class of the Fund at the time of calculation of the Fund’s NAV on the business day immediately preceding the Effective Date of the Reorganization. Fractional shares of the DE Trust will be carried to the third decimal place. At the time of calculation of the Fund’s NAV on the business day immediately preceding the Effective Date of the Reorganization, the net asset value per share of each series and class of shares of the DE Trust shall be deemed to be the same as the net asset value per share of each corresponding series and class of shares of the Fund. On the Effective Date of the Reorganization, each certificate representing shares of a series and class of the Fund will be deemed to represent the same number of shares of the corresponding series and class of the DE Trust. Simultaneously with the crediting of the shares of the DE Trust to the shareholders of record of the Fund, the shares of the Fund held by such shareholders shall be cancelled. Each shareholder of the Fund will have the right to deliver their share certificates of the Fund to the DE Trust in exchange for share certificates of the DE Trust. However, a shareholder need not deliver such certificates to the DE Trust unless the shareholder so desires.

            (c) As soon as practicable after the Effective Date of the Reorganization, the Fund shall take all necessary steps under [Massachusetts][Maryland] law to effect a complete dissolution of the Fund.

            (d) The expenses of entering into and carrying out this Agreement will be borne by the Fund to the extent not paid by its investment manager.

      2. Closing and Effective Date of the Reorganization.

            The Closing shall consist of (i) the conveyance, transfer and delivery of the Assets to the DE Trust in exchange for the assumption and payment, when due, by the DE Trust, of the Liabilities of the Fund; and (ii) the issuance and delivery of the DE Trust’s shares in accordance with Section 1(b), together with related acts necessary to consummate such transactions. Subject to receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of the Fund at which this Agreement is considered and approved, the Closing shall occur on such date as the officers of the parties may mutually agree (“Effective Date of the Reorganization”).

      3. Conditions Precedent.

            The obligations of the Fund and the DE Trust to effectuate the transactions hereunder shall be subject to the satisfaction of each of the following conditions:

            (a) Such authority and orders from the U.S. Securities and Exchange Commission (the “Commission”) and state securities commissions as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received;

            (b) (i) One or more post-effective amendments to the Fund’s Registration Statement on Form N-1A (“Registration Statement”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (“1940 Act”), containing such amendments to such Registration Statement as are determined under the supervision of the Board of [Trustees][Directors] to be necessary and appropriate as a result of this Agreement, shall have been filed with the Commission; (ii) the DE Trust shall have adopted as its own such Registration Statement, as so amended; (iii) the most recent post-effective amendment or amendments to the Fund’s Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (other than any such stop order, proceeding or threatened proceeding which shall have been withdrawn or terminated); and (iv) an amendment of the Form N-8A Notification of Registration filed pursuant to Section 8(a) of the 1940 Act (“Form N-8A”) reflecting the change in legal form of the Fund to a Delaware statutory trust shall have been filed with the Commission and the DE Trust shall have expressly adopted such amended Form N-8A as its own for purposes of the 1940 Act;

            (c) Each party shall have received an opinion of Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania, to the effect that, assuming the reorganization contemplated hereby is carried out in accordance with this Agreement, the laws of [The Commonwealth of Massachusetts][the State of Maryland] and the State of Delaware, and in accordance with customary representations provided by the parties in a certificate(s) delivered to Stradley Ronon Stevens & Young, LLP, the reorganization contemplated by this Agreement qualifies as a “reorganization” under Section 368 of the Code, and thus will not give rise to the recognition of income, gain or loss for federal income tax purposes to the Fund, the DE Trust or the shareholders of the Fund or the DE Trust;

            (d) The Fund shall have received an opinion of Stradley Ronon Stevens & Young, LLP, dated the Effective Date of the Reorganization, addressed to and in form and substance reasonably satisfactory to the Fund, to the effect that (i) the DE Trust is a statutory trust duly formed, in good standing and having a legal existence under the laws of the State of Delaware; (ii) this Agreement and the transactions contemplated thereby and the execution and delivery of this Agreement have been duly authorized and approved by all requisite statutory trust action of the DE Trust and this Agreement is a legal, valid and binding agreement of the DE Trust in accordance with its terms; and (iii) the shares of the DE Trust to be issued in the reorganization, upon issuance thereof in accordance with this Agreement, will have been validly issued and fully paid and will be nonassessable by the DE Trust;

            (e) The DE Trust shall have received the opinion of Stradley Ronon Stevens & Young, LLP, dated the Effective Date of the Reorganization, addressed to and in form and substance reasonably satisfactory to the DE Trust, to the effect that: (i) the Fund is [MA: duly authorized to exercise all of the powers in its Declaration of Trust and to transact business under the laws of the Commonwealth of Massachusetts][MD: duly incorporated, legally existing and in good standing under the laws of the State of Maryland]; and (ii) this Agreement and the transactions contemplated hereby and the execution and delivery of this Agreement have been duly authorized and approved by all requisite [trust][corporate] action of the Fund and this Agreement is a legal, valid and binding agreement of the Fund in accordance with its terms;

            (f) The shares of the DE Trust are eligible for offering to the public in those states of the United States in which the shares of the Fund are currently eligible for offering to the public so as to permit the issuance and delivery by the DE Trust of the shares contemplated by this Agreement to be consummated;

            (g) This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by the appropriate action of the Board of [Trustees][Directors] and the shareholders of the Fund;

            (h) The shareholders of the Fund shall have voted to direct the Fund to vote, and the Fund shall have voted, as sole shareholder of each series and class of the Fund, to:

                  (1) Elect as Trustees of the DE Trust the following individuals: [nominee names]; and

                  (2) Approve an Investment Management Agreement between [name of relevant Franklin Templeton investment manager] (“Investment Manager”) and the DE Trust, which is substantially identical to the then-current Investment Management Agreement between Investment Manager and the Fund [and approval of the sub-investment management agreement(s) with [name of relevant sub-investment manager(s)] on behalf of the Fund];

            (i) The Trustees of the DE Trust shall have duly adopted and approved this Agreement and the transactions contemplated hereby, including authorization of the issuance and delivery by the DE Trust of shares of the DE Trust on the Effective Date of the Reorganization and the assumption by the DE Trust of the Liabilities of the Fund in exchange for the Assets of the Fund pursuant to the terms and provisions of this Agreement, and shall have taken the following actions at a meeting duly called for such purposes:

                  (1) Approval of the Investment Management Agreement [and sub-investment management agreement(s)] described in paragraph (h)(2) of this Section 3 between Investment Manager and the DE Trust;

                  (2) Approval of the assignment to the DE Trust of the custody agreement(s), as amended to date, between _________________and the Fund;

                  (3) Selection of [PricewaterhouseCoopers LLP][Ernst &Young LLP] as the DE Trust’s independent auditors for the fiscal year ending _______________, 200_;

                  (4) Approval of a fund administration agreement with [Franklin Templeton Services, LLC];

                  (5) Approval of a distribution agreement between the DE Trust and [Franklin/Templeton Distributors, Inc.];

                  (6) Approval of a form of dealer agreement between the DE Trust and [Franklin/Templeton Distributors, Inc.], including any amendment(s) to the form of dealer agreement;

                  (7) Approval of distribution plans by the DE Trust pursuant to Rule 12b-1 under the 1940 Act relating to each of Class A, Class B, Class C and Class R (or their equivalents);

                  (8) Approval of the multiple class plan(s) pursuant to Rule 18f-3;

                  (9) Approval of a transfer agent and shareholder services agreement with [Franklin Templeton Investor Services, LLC];

                  (10) Authorization of the issuance by the DE Trust of one share of each series and class of the DE Trust to the Fund in consideration for the payment of $1.00 for each such share for the purpose of enabling the Fund to vote on the matters referred to in paragraph (h) of this Section 3, and the subsequent redemption of such shares, all prior to the Effective Date of the Reorganization; and

                  (11) Submission of the matters referred to in paragraph (h) of this Section 3 to the Fund as sole shareholder of each series and class of the DE Trust.

            At any time prior to the Closing, any of the foregoing conditions may be waived or amended, or any additional terms and conditions may be fixed, by the Board of [Trustees][Directors], if, in the judgment of such Board, such waiver, amendment, term or condition will not affect in a materially adverse way the benefits intended to be accorded the shareholders of the Trust under this Agreement.

      4. Dissolution of the Fund.

            Promptly following the consummation of the distribution of each series and class of shares of the DE Trust to holders of the corresponding series and class of shares of the Fund under this Agreement, the officers of the Fund shall take all steps necessary under [Massachusetts][Maryland] law to dissolve its [business trust][corporate] status, including publication of any necessary notices to creditors, receipt of any necessary pre-dissolution clearances from [The Commonwealth of Massachusetts][the State of Maryland], and filing for record with the Secretary of [the Commonwealth of Massachusetts of a Certificate of Termination][State of Maryland of Articles of Dissolution].

      5. Termination.

            The Board of [Trustees][Directors] may terminate this Agreement and abandon the reorganization contemplated hereby, notwithstanding approval thereof by the shareholders of the Fund, at any time prior to the Effective Date of the Reorganization if, in the judgment of such Board, the facts and circumstances make proceeding with this Agreement inadvisable.

      6. Entire Agreement.

            This Agreement embodies the entire agreement between the parties hereto and there are no agreements, understandings, restrictions or warranties among the parties hereto other than those set forth herein or herein provided for.

      7. Further Assurances; Other Agreements.

            The Fund and the DE Trust shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

            [Massachusetts business trusts only] The parties acknowledge and agree that this Agreement has been made and executed on behalf of the Fund and is not executed or made by the officers or Trustees of the Fund individually, but only as officers and Trustees under the Fund’s [Agreement and] Declaration of Trust, and that the obligations of the Fund hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually, but bind only the estate of the Fund.

      8. Counterparts.

            This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      9. Governing Law.

            This Agreement and the transactions contemplated hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Fund and the DE Trust have each caused this Agreement and Plan of Reorganization to be executed on its behalf by its Chairman, President or a Vice President and attested by its Secretary or an Assistant Secretary, all as of the day and year first-above written.

______________________________ (a Massachusetts business trust)
(a Maryland corporation)

Attest:

By:	/s/	By:	/s/
Name:		Name:
Title:		Title:

______________________________ (a Delaware statutory trust)

Attest:

By:	/s/	By:	/s/
Name:		Name:
Title:		Title: